SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549




                           FORM 8-K


                        CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                         June 28, 1999
                       (Date of Report)





                  GEORGIA-PACIFIC CORPORATION
    (Exact Name of Registrant as Specified in its Charter)


                            GEORGIA
                   (State of Incorporation)

                            1-3506
                   (Commission File Number)

                          93-0432081
             (IRS Employer Identification Number)

      133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
           (Address of Principal Executive Offices)

                        (404) 652-4000
     (Registrant's Telephone Number, including area code)

Item 5.                 Other Events.

   On June 25, 1999, the Corporation provided the following press release.

       GEORGIA-PACIFIC AND CHESAPEAKE ANNOUNCE PARTNERSHIP

                FOR COMMERCIAL TISSUE OPERATIONS


     ATLANTA, Ga. and RICHMOND, Va. - Georgia-Pacific Corp. (NYSE:GP)

and Chesapeake Corp. (NYSE:CSK) today announced that the two companies have signed a letter of intent to combine their away-from-home tissue businesses in a new partnership.

     Georgia-Pacific Group, the pulp, paper and building products business of Georgia-Pacific Corp., will contribute the assets of its commercial tissue business to the partnership. Georgia-Pacific Group will control and manage the partnership and is expected to own approximately 90 percent of the equity of the partnership.  Chesapeake will contribute the assets of its Wisconsin Tissue business to the partnership, for which it will receive a 10 percent interest in the partnership and an initial cash distribution of approximately $730 million.

     Commercial tissue products serve "away from home" markets such as hospitals, restaurants, businesses, institutions and janitorial supply firms. Atlanta-based Georgia-Pacific annually manufactures approximately

200,000 tons of tissue for such commercial markets.  Wisconsin Tissue,

headquartered in Menasha, Wis., and currently operated as a wholly owned subsidiary of Chesapeake Corp., exclusively serves the commercial tissue market through its manufacturing facilities with a current capacity of

320,000 tons annually.

     In announcing the partnership with Chesapeake, A.D. "Pete" Correll,

chairman and chief executive officer of Georgia-Pacific, said, "This venture represents an outstanding strategic integration of the commercial tissue businesses of two premier North American manufacturers of tissue products. Through the partnership, Georgia-Pacific will expand its ability to compete vigorously in this market without increasing capacity.  As part of our plan to leverage the synergies of both businesses, we plan an extensive effort to integrate the two entities and achieve maximum efficiencies.  Our tissue business is a proven winner that has added value for Georgia-Pacific shareholders.  We believe this step will ensure that Georgia-Pacific remains a top-tier player in this market going forward."

     Chesapeake President and Chief Executive Officer Thomas H. Johnson

said, "This is an outstanding opportunity to combine two strong and complementary tissue businesses, with Chesapeake retaining a small, but financially attractive interest.  This transaction will enable us to deliver immediate value to our shareholders, as we plan to use a major portion of our cash distribution to repurchase 4 to 7 million of our outstanding shares, with the balance used to significantly reduce our debt and to continue the growth of our specialty packaging business through strategic acquisitions.  This transaction, coupled with the pending sale of our forest products business, largely completes the transformation of Chesapeake from a commodity producer to a marketing focused supplier of specialty packaging and merchandising services."

     Formation of the partnership is subject to completion and execution of definitive agreements, completion of due diligence by both companies and customary regulatory approvals.  Completion is anticipated in the fourth quarter of 1999.

          Georgia-Pacific (www.gp.com) is the leading manufacturer and distributor of building products in the United States and one of the world's leading manufacturers and distributors of pulp, paper and related chemicals for the forest products industry.  It consists of two distinct operating groups: Georgia-Pacific Group and The Timber Company

(NYSE: TGP), which manages 5 million acres of timberland in North

America.  The company employs 45,000 people at more than 400 locations in the United States and Canada.

     Chesapeake Corp. (www.cskcorp.com) is a specialty packaging and tissue company with over 55 locations in the United States, Europe,

Mexico and Canada.

Certain statements contained in this release, including, without limitation, the existence and achievement of synergies of the combined tissue businesses of Georgia-Pacific and Chesapeake, are forward-looking statements (as such term is defined under the Private Securities Litigation Reform Act of 1995) based on current expectations. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the effect of general global and domestic economic conditions on the demand for tissue products; realization of cost savings and synergies in integrating the two businesses; the effect of changes in the productive capacity of manufacturers of competitive products, and other factors listed in Georgia-Pacific Corp.'s Securities and Exchange Commission filings, including but not limited to, its Annual Report on Form 10-K dated Dec. 31, 1998, on file and recorded March 18, 1999, as well as Chesapeake Corp.'s Securities and Exchange Commission filings, including but not limited to its Annual Report on Form 10-K dated Dec. 31, 1998, on file and recorded March 31, 1999 .



     Contacts for Investor Relations:
     Richard A. Good, Georgia-Pacific Corp., (404) 652-4720
     Louis K. Matherne, Jr., Chesapeake Corp., (804) 697-1122

                           SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  June 28, 1999


                               GEORGIA-PACIFIC CORPORATION


                                 By /s/ Kenneth F. Khoury
                                    Kenneth F. Khoury
                                    Vice President, Deputy General
                                       Counsel and Secretary